Exhibit 99.B(a)(2)(b)

SCHEDULE A

To the Trust Instrument of The Victory Portfolios dated December 6, 1995,

Amended and Restated as of March 27, 2000

FUND		CLASSES
1.	Balanced Fund	Classes A, C, I and R
2.	Core Bond Fund	Classes A and I
3.	Diversified Stock Fund	Classes A, C, I and R
4.	Established Value Fund	Classes A and R
5.	Federal Money Market Fund	Investor and Select
6.	Financial Reserves Fund	Class A
7.	Fund for Income	Classes A, C and R
8.	Global Equity Fund	Classes A, C, I
9.	Government Reserves Fund	Trust and Select
10.	Institutional Money Market Fund	Investor and Select
11.	International Fund	Classes A, C and I
12.	International Select Fund	Classes A, C and I
13.	Investment Grade Convertible Fund	Classes A and I
14.	Large Cap Growth Fund	Classes A, C and R
15.	National Municipal Bond Fund	Class A
16.	Ohio Municipal Bond Fund	Class A
17.	Ohio Municipal Money Market Fund	Class A
18.	Prime Obligations Fund	Class A
19.	Small Company Opportunity Fund	Classes A, I and R
20.	Special Value Fund	Classes A, C, I and R
21.	Stock Index Fund	Classes A and R
22.	Tax-Free Money Market Fund	Class A
23.	Value Fund	Classes A, C, I and R

Current as of December 2, 2009.